SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2004

HUMBOLDT BANCORP

(Exact name of registrant as specified in its charter)

California	0-27784	93-1175446

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2998 Douglas Blvd., Suite 330, Roseville, California 95661; 916-677-1133
(Address and telephone number of principal executive offices)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated January 12, 2004

Item 9. Regulation FD Disclosure

On January 12, 2004, Humboldt Bancorp issued a press release announcing the expected increase in its effective tax rate due to a recent announcement by the California Franchise Tax Board. All information in the press release, which appears in Exhibit 99.1, is not filed but considered furnished pursuant to Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2004	HUMBOLDT BANCORP,
a California Corporation

/s/ Patrick J. Rusnak

Patrick J. Rusnak
Chief Financial Officer

INDEX TO EXHIBITS

Number	Description

99.1	Press release dated January 12, 2004

3